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                                                                    EXHIBIT 4.11

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT ("Guaranty") is executed effective the 14th day of April, 2000 by each of the persons, firms, corporations, partnerships or other entities listed on the signature pages hereto under the heading "Guarantors" (collectively, whether one or more, "Guarantors", and each individually a "Guarantor"), in favor of Weatherford International, Inc., a Delaware corporation (the "Creditor").

                              W I T N E S S E T H:

         WHEREAS, for the purpose of enabling the Obligor (as hereinafter defined) to obtain credit or other accommodations from Creditor, Guarantors have agreed to guarantee jointly, severally and unconditionally to Creditor the prompt payment when due of the Subordinated Promissory Note (as hereinafter defined);

         NOW, THEREFORE, in consideration of the credit and financial accommodations extended or to be extended to the Obligor, by and for other good, fair and valuable considerations and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

                     ARTICLE I--NATURE AND SCOPE OF GUARANTY

         Section 1.01. Guaranty of Obligation. Guarantors hereby irrevocably, jointly and severally, and unconditionally guarantee to Creditor and Creditor's respective successors and assigns, when due (and howsoever such due date or maturity shall arise), the due and punctual payment in United States Dollars of the Guaranteed Obligations (as that term is hereinafter defined). Guarantors hereby irrevocably and unconditionally covenant and agree that each is jointly and severally liable for the Guaranteed Obligations as primary obligor. Guarantors hereby acknowledge and agree that the financial accommodations to be made to Obligor pursuant to the Subordinated Promissory Note will materially benefit the Obligor and the Guarantors, and in recognition of this fact, Guarantors desire to guarantee the payment of any and all indebtedness, obligations and liabilities to Creditor and its successors and assigns arising under or in connection with the Subordinated Promissory Note.

         Section 1.02.  Definitions.

         (a) As used herein, the following capitalized terms shall have the following meanings:

         "Creditor" shall have the meaning first set forth therefor hereinabove.

         "Debtor Laws" means any federal or state bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, preferential transfer or similar law or judicial decision, relating to or affecting the enforcement of creditors' rights generally.


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         "Default" means the occurrence of any breach, default, violation or event of default under the Subordinated Promissory Note.

         "Subordinated Promissory Note" means the Subordinated Promissory Note made by the Obligor to the order of the Creditor, dated of even date herewith, in the original principal amount of $100,000,000.

         "Guaranteed Obligations" means all principal of and accrued unpaid interest on the Subordinated Promissory Note, and all other indebtedness, obligations, and liabilities of Obligor to Creditor at any time arising under or otherwise evidenced by the Subordinated Promissory Note, and all reasonable costs, expenses and fees, including, without limitation, court costs and reasonable attorneys' fees, arising in connection with the enforcement or collection (whether or not any proceeding is commenced in connection therewith) of any or all amounts, indebtedness, liabilities and obligations arising in connection with the Subordinated Promissory Note.

         "Guarantor Claims" means all debts, obligations and liabilities of the Obligor, to any of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Obligor thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by notes, contracts, open account, or otherwise.

         "Lien" means any lien, charge, encumbrance, security interest, mortgage, deed of trust or other right or claim against property, real or personal, tangible or intangible, that secures the indebtedness or obligations of a Person.

         "Obligor" means Grant Prideco, Inc., a Delaware corporation, and other affiliates of Grant Prideco, Inc. that the Guarantors and Creditor may agree upon in writing from time to time.

         "Person" means any person, firm, corporation, partnership (limited or general), association, joint venture, trust, individual, limited liability company or other similar entity.

         Section 1.03. "Obligor" to Include New Corporations. The term "Obligor" as used herein shall include any successor corporation, partnership, association or other successor entity.

         Section 1.04. Payment by Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid by the Obligor when due, whether at maturity or earlier by acceleration or otherwise, Guarantors shall, immediately upon demand by Creditor, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate, notice of acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Creditor at Creditor's principal office as Creditor shall indicate. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations are due, but not punctually paid, and may be made from time to time with respect to the same or different items of Guaranteed Obligations.

         Section 1.05. No Duty to Pursue Others. It shall not be necessary for Creditor (and each of the Guarantors hereby waives any rights which Guarantors may have to require Creditor), in order to enforce such payment by any of the Guarantors, first to (i) institute suit or exhaust its

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rights against Obligor, or other Persons or any of them now or hereafter liable on the Guaranteed Obligations, (ii) enforce Creditor's rights against any security which shall ever have been given to secure the Guaranteed Obligations,
(iii) enforce Creditor's rights against any other guarantors of the Guaranteed Obligations, (iv) join Obligor, or any other Persons now or hereafter liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, or
(v) exhaust any rights available to Creditor against any security or guarantor which shall ever have been given to secure the Guaranteed Obligations. Creditor shall not be required to take any other action to reduce, collect or enforce the Guaranteed Obligations.

         Section 1.06. Waiver of Notices, etc. Each of the Guarantors agrees to the provisions of the Subordinated Promissory Note, and, except as specifically set forth in this Guaranty, hereby waives notice of (i) any loans or advances by Creditor to or at the request of Obligor, (ii) acceptance of this Guaranty,
(iii) any amendment, modification, extension for any period, increase, refinancing or rearrangement of the Guaranteed Obligations or any supplement, modification, amendment and/or restatement of the Guaranteed Obligations or of the Subordinated Promissory Note, (iv) the occurrence of any breach by Obligor, or any default, under the Subordinated Promissory Note with respect to any of the Guaranteed Obligations, (v) Creditor's transfer or disposition of the Guaranteed Obligations, or any part thereof, and (vi) protest, proof of non-payment or default by Obligor.

         Section 1.07. Nature of Guaranty. This Guaranty is an irrevocable, unconditional and absolute guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any of the Guarantors and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any of the Guarantors. This Guaranty shall remain in full force and effect until all of the Guaranteed Obligations have been paid in full. This Guaranty may be enforced by Creditor and by any subsequent holder or holders of the Guaranteed Obligations and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Obligations. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute and unconditional irrespective of any change in the time, manner or place of payment of, or in any other term of, all or any part of the Guaranteed Obligations or the Subordinated Promissory Note, or any other amendment, waiver of or any consent to changes in the Subordinated Promissory Note.

         Section 1.08. Payment of Expenses. In the event that any of the Guarantors breaches or fails to timely perform any provisions of this Guaranty, each of the Guarantors agrees to pay to Creditor all reasonable costs and expenses (including court costs and reasonable attorneys' fees) incurred by Creditor in the enforcement hereof or the preservation of Creditor's rights hereunder.

                       ARTICLE II--EVENTS NOT DISCHARGING
                           ANY GUARANTORS' OBLIGATIONS

         Each of the Guarantors consents and agrees to each of the following, and each of the Guarantors further agrees that each of the Guarantors' obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following:

         Section 2.01. Modifications, etc. Any renewal, extension for any period, increase, amendment, modification, alteration, supplement or rearrangement of all or any part of the Guaranteed Obligations, or of the Subordinated Promissory Note or understandings or

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agreements between Obligor or Creditor, or any other Persons, pertaining to the
Guaranteed Obligations.

         Section 2.02. Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Creditor to Obligor, or any one or more of the Guarantors or any other guarantor of the Guaranteed Obligations.

         Section 2.03. Condition of Obligor or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, reorganization, liquidation, disability, dissolution or lack of power of Obligor, or any other Person now or hereafter liable for the payment of all or part of the Guaranteed Obligations, including any of the Guarantors; or any sale, lease or transfer of any or all of the assets or properties of Obligor, or any one or more of the Guarantors or any other guarantor of the Guaranteed Obligations, or any changes in the shareholders, partners, members or other composition of Obligor, or any one or more of the Guarantors.

         Section 2.04. Preference. Any payment by Obligor to Creditor is held to constitute a preference under Debtor Laws or for any reason or Creditor is required to refund such payment or pay such amount to Obligor or to any other Person.

         Section 2.05. Release of Obligor. Any full or partial release of the liability of Obligor on the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being agreed by each of the Guarantors that any of the Guarantors may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and none of the Guarantors has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that Creditor will look solely to other Persons to perform the Guaranteed Obligations.

         Section 2.06. Security. The taking or accepting of any security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

         Section 2.07. Incorporation/Merger. The reorganization, merger or consolidation of Obligor, into or with any other corporation, partnership or other entity, Person or form.

             ARTICLE III--REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce Creditor to enter into the Subordinated Promissory Note, each of the Guarantors represents, warrants and covenants to Creditor that:

         Section 3.01. Authorization. Each of the Guarantors has full power and authority to execute and deliver this Guaranty and to consummate the transaction contemplated hereby. This Guaranty has been or will be duly authorized and approved by all necessary and proper action of Guarantors. This Guaranty constitutes a legal, valid and binding obligation of Guarantors, and when executed and delivered, will constitute a legal, valid and binding obligation, enforceable against Guarantors in accordance with its terms, except as limited by Debtor Laws. The execution, delivery and performance by each of the Guarantors of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, breach or violate

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any law to which any of the Guarantors is subject or constitute a default under, or result in the breach of or violate, any material agreement to which any of the Guarantors is a party.

         Section 3.02. Familiarity and Reliance. Each of the Guarantors is familiar with, and has independently reviewed books and records regarding, the financial condition of Obligor; however, none of the Guarantors are relying on such financial condition, on any representation or warranty by the Creditor, or on any collateral, as an inducement to enter into this Guaranty.

         Section 3.03. Benefit. Each of the Guarantors derives benefit from its relationship with the Obligor in connection with the ownership and operation of the business of the Obligor and its subsidiaries, and as a result thereof, each of the Guarantors has received, or will receive, direct or indirect benefit and reasonably equivalent value from the making of this Guaranty.

                            ARTICLE IV-MISCELLANEOUS

         Section 4.01. Guarantor Claims. EACH OF THE GUARANTORS EXPRESSLY AND SPECIFICALLY POSTPONES IN EFFECT ANY AND ALL RIGHTS, WHETHER ARISING BY LAW OR AGREEMENT OR OTHERWISE, TO REIMBURSEMENT, CONTRIBUTION, SUBROGATION, EXONERATION AND INDEMNIFICATION, AND TO PARTICIPATE IN ANY CLAIM OR REMEDY OF CREDITOR OR ANY OTHER PERSON AGAINST OBLIGOR, OR ANY OTHER PERSON, WITH RESPECT TO THE GUARANTEED OBLIGATIONS, UNTIL SUCH TIME AS CREDITOR HAS BEEN FULLY AND FINALLY PAID.

         Section 4.02. Waiver. No failure to exercise, and no delay in exercising, on the part of Creditor, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Creditor hereunder shall be in addition to all other rights provided by law.

         Section 4.03. Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this agreement, the Subordinated Promissory Note or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telecopy delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party as follows: (a) if to Guarantors, at the address set forth on the signature page hereof, and (b) if to Creditor, then at Creditor's chief executive office or, if different, as expressly set forth in any other written document executed by Creditor and any Obligor.

         Section 4.04. Entirety and Amendments. This Guaranty embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and this Guaranty may be amended only by an instrument in writing executed by the parties hereto.

         Section 4.05. Parties Bound; Assignment, Duration. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Guaranty shall continue in full force and effect in accordance with the terms hereof, and may not be terminated by the unilateral act of any of the Guarantors.

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         Section 4.06. Multiple Parties. Any Person signing this Guaranty shall be bound thereby, whether or not any other party signs this Guaranty or is released therefrom at any time. It is specifically agreed that Creditor may enforce the provisions hereof with respect to one or more of the Guarantors without seeking to enforce the same as to all or any other such parties, and each of the Guarantors hereby waives any requirement of joinder of all or any other of the other parties hereto in any suit or proceeding to enforce the provisions hereof. The obligations created by this Guaranty shall be joint and several (and not merely joint) with respect to each of the Guarantors.

         Section 4.07. Headings. Section headings, subheadings and captions are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

         Section 4.08. Multiple Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

         Section 4.09. Choice of Law. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Texas.

         Section 4.10. Severability. In the event that any one or more of the provisions contained in this Guaranty should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


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         EXECUTED effective as of the date first written above.


                               GUARANTORS:

                               GRANT PRIDECO TECHNOLOGY, INC.

                               By: /s/ Linda S Bubacz
                                  -----------------------------------------
                                       Linda S. Bubacz
                                       President

                               Address:

                               1450 Lake Robbins Drive, Suite 600
                               The Woodlands, Texas  77380




                               GRANT PRIDECO, LP

                               By:  Grant Prideco Holding, LLC, a Delaware
                                    limited liability company, general
                                    partner of Grant Prideco, LP

                               By:  Grant Prideco, Inc., a Delaware corporation,
                                     sole member of Grant Prideco Holding,
                                     LLC


                               By: /s/ John C. Coble
                                   -----------------------------------------
                                       John C. Coble
                                       President

                               Address:

                               1450 Lake Robbins Drive, Suite 600
                               The Woodlands, Texas  77380


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